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                                                                     Exhibit 6.5



                          Nicholas-Applegate Mutual Funds
                                 600 West Broadway
                            San Diego, California 92101

                                   August 14, 1998



Nicholas-Applegate Securities
600 West Broadway
San Diego, CA 92101

Ladies and Gentlemen:

       This will confirm our agreement that the Distribution Agreement between us dated April 19, 1993, as previously amended, is hereby further amended by adding the Nicholas-Applegate Large Cap Value Fund as an additional Portfolio thereunder. The full list of Portfolios covered by the Agreement is attached as Exhibit A.

       In all other respects, the Distribution Agreement, as previously amended, will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.

Very truly yours,



E. Blake Moore, Jr.
Secretary


AGREED:
Nicholas-Applegate Securities


-------------------------
E. Blake Moore, Jr.
Secretary

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                                     Exhibit A

        Nicholas-Applegate Mid Cap Growth Fund (formerly Nicholas-Applegate
                                 Core Growth Fund)
                      Nicholas-Applegate Large Cap Growth Fund
                      Nicholas-Applegate Mini Cap Growth Fund
       Nicholas-Applegate Small Cap Growth Fund (formerly Nicholas-Applegate
                               Emerging Growth Fund)
          Nicholas-Applegate Convertible Fund (formerly Nicholas-Applegate
                               Income & Growth Fund)
                      Nicholas-Applegate Balanced Growth Fund
                      Nicholas-Applegate Worldwide Growth Fund
                 Nicholas-Applegate International Core Growth Fund
                     Nicholas-Applegate Emerging Countries Fund
                   Nicholas-Applegate Global Growth & Income Fund
               Nicholas-Applegate International Small Cap Growth Fund
                        Nicholas-Applegate Money Market Fund
                           Nicholas-Applegate Value Fund
                      Nicholas-Applegate High Yield Bond Fund
                      Nicholas-Applegate Strategic Income Fund
              Nicholas-Applegate Short-Intermediate Fixed Income Fund
       Nicholas-Applegate High Quality Bond Fund(formerly Nicholas-Applegate
                       Fully Discretionary Fixed Income Fund)
                      Nicholas-Applegate Global Blue Chip Fund
                   Nicholas-Applegate Emerging Markets Bond Fund
                        Nicholas-Applegate Pacific Rim Fund
                       Nicholas-Applegate Greater China Fund
                       Nicholas-Applegate Latin America Fund
                     Nicholas-Applegate Global Technology Fund
                      Nicholas-Applegate Large Cap Value Fund